UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 18, 2023

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on October 16, 2023, each of McEwen Mining Inc. (the “Company”) and McEwen Copper Inc., a privately-held Alberta, Canada subsidiary of the Company (“McEwen Copper”), entered into separate but related agreements with with Nuton LLC, a current shareholder of McEwen Copper and subsidiary of Rio Tinto (“Nuton”). Accordingly, on October 18, 2023, (i) McEwen Copper and Nuton entered into a definitive private placement subscription agreement (the “Subscription Agreement”) pursuant to which Nuton purchased 152,615 shares of McEwen Copper from McEwen Copper (the “Nuton Private Placement”) and (ii) the Company, Minera Andes Inc., a subsidiary of the Company, McEwen Copper and Nuton entered into a definitive share purchase agreement (the “Share Purchase Agreement”) pursuant to which Nuton purchased 232,000 shares of McEwen Copper from the Company in a secondary sale (the “Secondary Sale” and together with the Nuton Private Placement, the “Nuton Transactions”).

The Nuton Transactions closed on October 18, 2023. McEwen Copper received approximately $4 million in proceeds and the Company received approximately $6 million in proceeds.

In connection with the Nuton Transactions, McEwen Copper and certain of its affiliates entered into Amendment No. 2 to Nuton Collaboration Agreement, dated October 18, 2023, to amend the Nuton Collaboration Agreement, dated August 30, 2022, as amended by Amendment No. 1 to the Nuton Collaboration Agreement, dated March 9, 2023, to extend the period of exclusivity over novel, trade secret or patented copper heap leach technologies until February 1, 2025.

Following the consummation of the Nuton Transactions, the Company owns 47.7% of McEwen Copper common stock and Nuton owns 14.5% of McEwen Copper common stock.

Each of the agreements discussed above may contain customary representations, warranties, conditions and agreements in connection with the transactions.  They are not intended to provide any other factual information about the Company, McEwen Copper, or any other Company subsidiary. The representations, warranties and covenants contained in the agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The sales of McEwen Copper common stock were made in transactions not registered with the SEC. Specifically, in the case of the Nuton Secondary Transaction the offers and sales were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including under Sections 4(a)(1) and 4(a)(2) of the Securities Act and regulations, interpretive statements and letters issued by the SEC or its staff and decisions of courts thereunder and / or Regulation S under the Securities Act; and in the case of the Nuton Private Placement, pursuant to Section 4(a)(2) of the Securities Act, Regulation S and/or Rule 506 of Regulation D, each promulgated under the Securities Act. Each of the investors in the offerings in the U.S. was an accredited investor as defined in Regulation D. In each transaction exempt under Regulation S, the offers and sales were made in offshore transactions and no directed selling efforts were made in the U.S. In each case, offering restrictions were imposed.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
99.1	Share Purchase Agreement
99.2	Subscription Agreement
99.3	Amendment No. 2 to Nuton Collaboration Agreement
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: October 24, 2023	By:	/s/ Carmen Diges
Carmen Diges, General Counsel